Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-120306, 333-116246, 333-114543 on Form S-3; Registration Statement No. 333-105773 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 333-33303-99 on Form S-3; Post Effective Amendment No. 1 to Registration Statement Nos. 333-32413-99, 333-49333-99, 333-38188-99, 333-60260-99, 333-98271-99, 333-101202 and 333-115976 on Form S-8; and Post-Effective Amendment No. 5 to Registration Statement No. 333-11329-99 on Form S-8 of our reports dated February 28, 2008, relating to i) the consolidated financial statements of CenterPoint Energy, Inc. and subsidiaries (the “Company”) (such report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of new accounting standards related to defined benefit pension and other postretirement plans in 2006 and conditional asset retirement obligations in 2005), ii) the consolidated financials statement schedules, and iii) the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2007.
DELOITTE & TOUCHE LLP
Houston, Texas
February 28, 2008